EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 7/30/25, the date of the event which required filing of this Schedule 13D.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
6/3/2025	Buy	107,276	5.10
6/4/2025	Buy	66,864	5.14
6/5/2025	Buy	38,272	5.17
6/6/2025	Buy	60,300	5.17
6/9/2025	Buy	23,668	5.15
6/10/2025	Buy	80,243	5.21
6/11/2025	Buy	46,157	5.22
6/12/2025	Buy	41,685	5.21
6/18/2025	Buy	45,500	5.20
6/23/2025	Buy	3,980	5.18
6/24/2025	Buy	61,554	5.24
6/25/2025	Buy	2,012	5.20
6/26/2025	Buy	17,266	5.22
6/27/2025	Buy	16,565	5.25
6/30/2025	Buy	17,877	5.21
7/1/2025	Buy	1,785	5.25
7/8/2025	Buy	1,857	5.20
7/10/2025	Buy	10,372	5.23
7/11/2025	Buy	24,872	5.19
7/14/2025	Buy	1,307	5.21
7/16/2025	Buy	4,693	5.23
7/17/2025	Buy	10,050	5.22
7/18/2025	Buy	101,515	5.19
7/21/2025	Buy	108,420	5.18
7/22/2025	Buy	28,353	5.19
7/23/2025	Buy	127,598	5.23
7/25/2025	Buy	37,651	5.23
7/28/2025	Buy	2,200	5.20
7/29/2025	Buy	14,070	5.21
7/30/2025	Buy	46,807	5.28